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                                                                       EXHIBIT 5



                         [LETTERHEAD OF STOEL RIVES LLP]



                                 August 31, 1998



Motor Cargo Industries, Inc.
845 Center Street
North Salt Lake, Utah 84054


                  Re:    Motor Cargo Industries, Inc.
                         Registration Statement on Form S-8 relating to the Motor Cargo Industries, Inc. 1997 Stock Option Plan

Gentlemen:

                  In our capacity as counsel to Motor Cargo Industries, Inc., a Utah corporation (the "Company"), you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 500,000 shares of Common Stock, no par value, of the Company (the "Shares") under the Company's 1997 Stock Option Plan (the "Plan").

                  In connection with the preparation of this opinion letter, and as the basis for the opinion set forth below, we have made such investigations of the Utah Revised Business Corporations Act as we have deemed relevant and necessary, and we have examined such documents and records as we have deemed relevant and necessary. As to various questions of fact material to this opinion letter, we have relied upon representations and/or certificates of officers of the Company.

                  Based upon and subject to the foregoing examination, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Utah;

                  2. The Shares have been duly authorized by all necessary corporate action and, when issued in accordance with the terms and conditions of the Plan and the resolutions of the Company's Board of Directors, the Shares will be validly issued, fully paid and nonassessable.



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MOTOR CARGO INDUSTRIES, INC.
AUGUST 28, 1998
PAGE 2



                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the General Rules and Regulations of the Commission.


                                        Very truly yours,

                                        Stoel Rives LLP